Exhibit 1.01

Conflict Minerals Report of Amkor Technology, Inc.

This Conflict Minerals Report for the year ended December 31, 2025 (this “Report”) of Amkor Technology, Inc. (the “Company,” “Amkor,” “we,” or “us”) contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “intend,” by the negative of these terms or other comparable terminology, or by discussions of strategy, plans, or intentions. All forward-looking statements in this Report are made based on our current expectations, forecasts, estimates, and assumptions. Because such statements include risks, uncertainties, assumptions, and other factors, actual results may differ materially from those anticipated in such forward-looking statements, including, but not limited to, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, our ability to identify and mitigate related risks in our supply chain, and other important risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) and from time to time in the Company’s other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks, and uncertainties described in this Report, the Form 10-K, and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties continues or occurs, our business, financial condition, or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this Report except as may be required by applicable law.

This Report was prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13p-1 thereunder, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 13(p) of the Exchange Act, Rule 13p-1 thereunder, and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act collectively, the “Conflict Minerals Regulations”).

Business Overview

Amkor Technology, Inc. is the world’s largest US-headquartered outsourced semiconductor assembly and test service provider (“OSAT”) and is a global leader in outsourced semiconductor packaging and test services. Our packaging and test services are designed to meet application and chip-specific requirements including: the required type of interconnect technology; size; thickness; and electrical, mechanical, and thermal performance. Some of the materials we use when providing packaging services contain tantalum, tin, tungsten, or gold (collectively, “Conflict Minerals”). Test services involve checking that a packaged die meets its design and performance specifications and do not involve the use of Conflict Minerals.

The supply chain that provides us with Conflict Minerals is divided into “upstream” and “downstream” entities. An upstream entity is an entity in our supply chain located between the mine of origin and the smelter or refiner and includes miners, local traders, exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is an entity in our supply chain located between the smelter or refiner and the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

Amkor is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within our supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

Due Diligence Overview

We undertook due diligence on the source and chain of custody of the Conflict Minerals we use when providing packaging services using tools and relying on information provided by the Responsible Minerals Initiative (the “RMI”), an industry group that works to address Conflict Minerals issues within supply chains. One RMI tool we used as part of our due diligence was the Conflict Minerals Reporting Template (“CMRT”), which facilitates the collection of information on the source of Conflict Minerals. We also relied on information from the Responsible Minerals Assurance Process (“RMAP”), a voluntary initiative managed by the RMI, in which an independent third party validates the Conflict Minerals management procedures of a smelter or refiner to determine, with reasonable confidence, that the minerals it processes were sourced responsibly. If a smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the RMAP assessment, they are designated by the RMI as “Active.” Upon completion of a successful audit, the smelter or refiner is designated by the RMI as “Conformant.”

Due Diligence Design

We designed our due diligence to conform to an internationally recognized due diligence framework, the Organisation for Economic Co-operation and Development (OECD), Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Framework”).

The OECD Framework provides a five-step outline for risk-based due diligence in the mineral supply chain. Our due diligence framework, which was designed to align with and incorporate the five-step outline from the OECD Framework, is summarized below.

Step 1 - Establish Strong Management Systems

•Adopt and revise, as needed, our Responsible Minerals Sourcing Policy, which states our goal to source Conflict Minerals responsibly and is located on the “About Us” tab of www.amkor.com, under “Corporate Responsibility.”

•Maintain an internal team to implement our Responsible Minerals Sourcing Policy, which includes members from the Procurement, Legal, and Corporate Sustainability and reported program activities to Executive Management.

•Update processes and procedures, as appropriate, to meet the requirements of our Responsible Minerals Sourcing Policy.

•Enforce the requirement that our direct suppliers undertake due diligence to achieve a conformant supply chain.

•Maintain our record retention practice for records related to the sourcing of Conflict Minerals.

•Continue our existing grievance system where suppliers can submit questions or reports on ethical or legal issues, including issues relating to Conflict Minerals.

Step 2 - Identify and Assess Risks in the Supply Chain

•Conduct a survey of direct suppliers of Conflict Minerals in our supply chain using the CMRT to identify the smelters, refiners, and/or mines of origin of Conflict Minerals.

•Compare smelters, refiners, and/or mines of origin identified by our direct suppliers against the list of smelters, refiners, and mineral sourcing information that have received a “Conformant” designation.

•Perform reviews of select suppliers to evaluate the reasonableness of responses received and alignment with the OECD Framework.

Step 3 - Design and Implement a Strategy to Respond to Identified Risks

•Devise and adopt a risk management plan designed to mitigate the risk that our direct suppliers do not meet our expectations to achieve a conformant supply chain.

•Monitor risk management plan periodically by, among other methods, engaging directly with impacted suppliers, smelters, and refiners.

•Contact a portion of smelters and refiners within our supply chain to encourage them to maintain their participation in the RMAP or industry equivalent. Our outreach efforts include in-person training and meetings with select smelters and industry associations.

•Report information on the source and chain of custody of Conflict Minerals in our supply chain to Executive Management and the Audit Committee of the Company’s Board of Directors.

Step 4 - Carry Out Independent Third-party Audits of Smelter’s/Refiner’s Due Diligence Practices

•Maintain our membership in the RMI, an industry group that has implemented the RMAP to carry out independent third-party audits of a smelter’s or refiner’s Conflict Minerals management practices. As an RMI member, we rely on the results of the RMAP to provide smelter, refiner, and mineral sourcing information on the Conflict Minerals we used when providing packaging services.

Step 5 - Report Annually on Supply Chain Due Diligence

•Annually publish the results of our supply chain due diligence in a Specialized Report on Form SD and related Conflict Minerals Report, which are available on our website under the heading “Financial Information > SEC Filings” at https://ir.amkor.com.

Due Diligence Performed

In addition to the measures described above in the “Due Diligence Design” section of this Report, we undertook the following steps during the prior year to source Conflict Minerals responsibly:

•Conducted a supply chain survey of our direct suppliers of Conflict Minerals using the CMRT to identify the smelters, refiners, and/or mines of origin of Conflict Minerals.

•Continued engaging with our direct suppliers through periodic communications and evaluation of the smelter and refiner data provided to us.

•Followed established procedures designed to identify the smelters and refiners within our supply chain, including by evaluating the information received from our direct suppliers and comparing it with updated information published by the RMI.

•Contacted a portion of our smelters and refiners directly to encourage them to maintain their participation in the RMAP or industry equivalent.

•Continued our active involvement in the RMI and supported industry efforts to improve the monitoring and reporting of supply chain activities.

Due Diligence Results
The results of our due diligence indicate that the sources of Conflict Minerals are: (1) from recycled or scrap materials; (2) from within the Democratic Republic of the Congo or adjoining countries (the “Covered Countries”); or (3) from outside the Covered Countries. We received responses from all our direct suppliers subject to our supply chain survey for 2025. Collectively, their responses identified 203 smelters and refiners within their supply chains for the reporting year. As of April 21, 2026, 202 smelters and refiners were designated as Conformant and one as Active. The one Active smelter reported by 9 of the 362 surveyed suppliers was removed from the RMAP conformant list after January 1, 2026.

The following tables list the population of smelters, refiners, and origin of Conflict Minerals within our supply chain for 2025. Our efforts to determine this population are described above under the caption “Due Diligence Performed.” The information presented is derived from information provided by our direct suppliers and the RMI.

Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company	United States of America
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	ASAHI METALFINE, Inc.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG, Hamburg	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Mineral AB (Ronnskar)	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany

Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic Of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Elite Industech Co., Ltd.	Taiwan, Province of China
Gold	GG Refinery Ltd.	Tanzania, United Republic Of
Gold	Glencore Canada Corporation - CCR Refinery	Canada
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Corporation - The Perth Mint	Australia
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	Hong Kong
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Advanced Metals Corporation	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of
Gold	LS MnM Inc.	Korea, Republic Of
Gold	LT Metal Ltd.	Korea, Republic Of
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland

Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic Of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Oegussa Oesterreichische Gold- und Silber-Scheideanstalt Gesm.b.H.	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAFINA A.S.	Czechia
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	AMG Brasil	Brazil

Tantalum	D Block Metals, LLC	United States of America
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Kinzoku Company, Limited	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	PowerX Ltd.	Rwanda
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha Assembly Solutions Inc	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Synergies EMEA, S.L.U.	Spain
Tin	CV Ayi Jaya	Indonesia

Tin	Dongguan Best Alloys Co., Ltd.	China
Tin	Dowa	Japan
Tin	Empresa Metallurgica Vinto	Bolivia (Plurinational State Of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of The
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)
Tin	P Kay Metal, Inc	United States of America
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Super Ligas	Brazil

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Woodcross Smelting Company Limited	Uganda
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Vietnam
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

* Smelters and refiners that have been designated by the RMAP as “Active” and remain Active as of April 21, 2026.

Countries of Origin for Conflict Minerals, to the Extent Known
Australia	Japan	Russia
Benin	Laos	Rwanda **
Bolivia	Liberia	Sierra Leone
Brazil	Madagascar	South Africa
Burundi **	Malaysia	Spain
Canada	Mongolia	Sweden
Chile	Mozambique	Tanzania **
China	Myanmar	Thailand
Colombia	Namibia	Uganda **
Congo, Democratic Republic of the **	Nicaragua	United Kingdom
Ethiopia	Niger	United States of America
France	Nigeria	Uzbekistan
Germany	Papua New Guinea	Vietnam
Guyana	Peru	Zambia
India	Philippines	Zimbabwe
Indonesia	Portugal

** The DRC or one or more of the Covered Countries were identified in the aggregated list of potential countries of origin reported by RMI for the conformant smelters and refiners listed above. As Amkor’s direct suppliers generally provide smelter and refiner information at the company level, the aggregated information reported by RMI does not necessarily imply that minerals originating from the DRC or a Covered Country are incorporated in the materials purchased by Amkor.